Exhibit 99.1

Friendly Ice Cream Corporation Reports First Quarter 2006 Results; Comparable Restaurant Sales Increased 4.8% at Company-Operated Restaurants and 0.6% at Franchised Restaurants

     WILBRAHAM, Mass.--(BUSINESS WIRE)--May 4, 2006--Friendly Ice Cream Corporation (AMEX: FRN) today reported results for the first quarter ended April 2, 2006.

     First Quarter Results

     The net loss for the three months ended April 2, 2006 was $1.8 million, or $0.23 per share, compared to a net loss of $3.0 million, or $0.39 per share, reported for the three months ended April 3, 2005.
     Total revenues were $125.7 million in the first quarter of 2006, an increase of $4.0 million, or 3.3%, as compared to total revenues of $121.7 million for the first quarter of 2005. Revenues increased in all business segments.
     Restaurant revenues were $95.3 million in the first quarter of 2006, an increase of $2.2 million, or 2.3%, as compared to restaurant revenues of $93.1 million for the first quarter of 2005. Comparable restaurant sales increased 4.8% for company-operated restaurants and 0.6% for franchised restaurants for the quarter ended April 2, 2006 compared to the quarter ended April 3, 2005. Restaurant revenues include a reduction of $3.2 million due to the re-franchising of 16 company-operated restaurants over the last fifteen months.
     Foodservice revenues were $26.9 million in the first quarter of 2006, an increase of $1.6 million, or 6.3%, as compared to foodservice revenues of $25.3 million for the first quarter of 2005. Franchise revenues were $3.5 million in the first quarter of 2006, an increase of $0.2 million, or 9.1%, as compared to franchise revenues of $3.3 million for the first quarter of 2005.
     As of January 1, 2006, the Company had 11 restaurants that were reported as "held for sale" in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". During the quarter ended April 2, 2006, the Company sold five of these restaurants. These transactions resulted in gross proceeds of $5.1 million and a net gain on disposal of $2.9 million. The net gain on disposal, along with the operating results of the properties held for sale, was reported separately as discontinued operations. Income from discontinued operations was $2.6 million in the 2006 first quarter as compared to a loss from discontinued operations of $0.4 million in the prior year first quarter.
     As a result of the loss for the current quarter and the Company's intent to continue recording a full valuation allowance on deferred tax assets until an appropriate level of profitability is sustained, the benefit from income taxes was $0.0 million for the three months ended April 2, 2006. The benefit from income taxes was $0.7 million for the three months ended April 3, 2005.

     Performance Highlights

     In the first quarter of 2006, Friendly's continued to pursue its key strategic objectives to 1) stabilize and improve profit in company-operated restaurants, 2) aggressively grow through franchising and 3) stabilize and improve profit in our retail business. Key business highlights for the quarter include:

     -- Ongoing improvements to the Friendly's dining experience based on feedback from the new Internet-based guest feedback system.

     --   The opening of one new company-operated restaurant.

     -- The re-franchising of one company-operated restaurant, which resulted in a gain on franchise sales of restaurant operations and properties of $0.9 million.

     -- Continued growth in the number of supermarket chains that carry Friendly's decorated cakes, which are now being sold in 700 supermarkets.

     Business Segment Results

     In the first quarter of 2006, pre-tax income in the restaurant segment was $2.7 million, or 2.8% of restaurant revenues, compared to $2.8 million, or 3.0% of restaurant revenues, in the first quarter of 2005. The slight decline in pre-tax income was mainly the result of the re-franchising of 16 restaurants over the past fifteen months along with increased expenses for general manager bonus, pension, utilities and advertising. Also, general and administrative expenses were unfavorable versus the prior year due to the costs associated with further reductions in the management span of control. A 4.8% increase in comparable company-operated restaurant sales along with reduced maintenance costs had a favorable impact on the results.
     Pre-tax income in the Company's foodservice segment was $1.8 million in the first quarter of 2006 compared to $1.3 million in the first quarter of 2005. The growth in pre-tax income was mainly due to increased product sales to franchised restaurants and retail supermarket customers and lower commodity costs. Case volume in the Company's retail supermarket business increased 8.0% for the first quarter of 2006 when compared to the first quarter of 2005. Partially offsetting these benefits were increased discounting and sales allowances in the retail supermarket business and unfavorable market losses on cash-settled butter futures contracts as compared to the prior year.
     Pre-tax income in the franchise segment was $2.4 million in the first quarter of 2006 compared to $2.2 million in the first quarter of 2005. The improvement in pre-tax income is mainly due to increased royalty revenue from comparable franchised restaurant sales growth of 0.6% and from the opening of six new franchised restaurants and the re-franchising of 16 restaurants over the past fifteen months. Increased rental income from leased and sub-leased franchised locations also contributed to the revenue growth in the first quarter of 2006.
     Corporate expenses of $11.8 million in the first quarter of 2006 increased by $0.9 million as compared to the first quarter of 2005 primarily due to increases in severance costs, interest, pension, and legal expenses. Included in corporate expenses for the quarter, is $79 thousand in total stock-based compensation resulting from the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment".
     John L. Cutter, Chief Executive Officer and President of Friendly Ice Corporation stated, "We are pleased with our first quarter results. Comparable sales of 4.8% for company-operated restaurants exceeded our expectations. We believe we have the right strategies in place to support long-term sales and profitability growth. Our current marketing message is especially relevant in a challenging consumer environment. Each promotion features one to three new products combined with a value added free sundae. With these promotions, we have launched a television campaign with a new tag line "Get in. Get Friendly." The commercials feature families sharing memorable moments over food and ice cream at Friendly's. The tag line re-enforces the essence of the brand."

     Investor Conference Call

     An investor conference call to review 2006 first quarter results will be held on Friday, May 5, 2006 at 10:00 A.M. Eastern Time. The conference call will be broadcast live over the Internet and will be hosted by John Cutter, Chief Executive Officer and President. To listen to the call, go to the Investor Relations section of the Company's website located at friendlys.com, or go to streetevents.com. An online replay will be available approximately one hour after the conclusion of the call.

     About Friendly's

     Friendly Ice Cream Corporation is a vertically integrated restaurant company serving signature sandwiches, entrees and ice cream desserts in a friendly, family environment in over 525 company and franchised restaurants throughout the Northeast. The Company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations. With a 70-year operating history, Friendly's enjoys strong brand recognition and is currently remodeling its restaurants and introducing new products to grow its customer base. Additional information on Friendly Ice Cream Corporation can be found on the Company's website (friendlys.com).

     Forward Looking Statements

     Statements contained in this release that are not historical facts constitute "forward looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include statements relating to the anticipated impact of the Company's key strategic objectives. All forward looking statements are subject to risks and uncertainties which could cause results to differ materially from those anticipated. These factors include risks and uncertainties arising from accounting adjustments, the Company's highly competitive business environment, exposure to fluctuating commodity prices, risks associated with the foodservice industry, the ability to retain and attract new employees, new or changing government regulations, the Company's high geographic concentration in the Northeast and its attendant weather patterns, conditions needed to meet restaurant re-imaging and new opening targets, the Company's ability to continue to develop and implement its franchising program, the Company's ability to service its debt and other obligations, the Company's ability to meet ongoing financial covenants contained in the Company's debt instruments, loan agreements, leases and other long-term commitments, unforeseen costs and expenses associated with litigation, and costs associated with improved service and other similar initiatives. Other factors that may cause actual results to differ from the forward looking statements contained herein and that may affect the Company's prospects in general are included in the Company's other filings with the Securities and Exchange Commission. As a result the Company can provide no assurance that its future results will not be materially different from those projected. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such forward looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

     -- Financial Statements to follow --


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
            (In thousands, except per share and unit data)
                              (unaudited)

                                                    Quarter Ended
                                               -----------------------
                                               Apr 2, 2006 Apr 3, 2005
                                               ----------- -----------


Restaurant Revenues                               $95,276     $93,107
Foodservice Revenues                               26,894      25,306
Franchise Revenues                                  3,545       3,250
                                               ----------- -----------

TOTAL REVENUES                                    125,715     121,663

COSTS AND EXPENSES:
   Cost of sales                                   48,385      46,889
   Labor and benefits                              36,012      35,084
   Operating expenses                              23,999      23,401
   General and administrative expenses             11,097       9,449
   Write-downs of property and equipment              215           -
   Depreciation and amortization                    5,780       6,151
Gain on franchise sales of restaurant
 operations and properties                           (866)     (1,309)
Loss on disposals of other property and
 equipment, net                                       109          69
                                               ----------- -----------

OPERATING INCOME                                      984       1,929

Interest expense, net                               5,420       5,286
                                               ----------- -----------

LOSS FROM CONTINUING OPERATIONS BEFORE
 BENEFIT FROM INCOME TAXES                         (4,436)     (3,357)

Benefit from income taxes                               -         739
                                               ----------- -----------

LOSS FROM CONTINUING OPERATIONS                    (4,436)     (2,618)

Income (loss) from discontinued operations,
 net                                                2,616        (368)
                                               ----------- -----------

NET LOSS                                          $(1,820)    $(2,986)
                                               =========== ===========

BASIC AND DILUTED NET LOSS PER SHARE:
   Loss from continuing operations                 $(0.56)     $(0.34)
   Income (loss) from discontinued operations        0.33       (0.05)
                                               ----------- -----------
   Net loss                                        $(0.23)     $(0.39)
                                               =========== ===========

WEIGHTED AVERAGE BASIC AND DILUTED SHARES           7,901       7,717
                                               =========== ===========

NUMBER OF COMPANY UNITS:
Beginning of period                                   314         347
Openings                                                1           -
Refranchised closings                                  (1)         (7)
Closings                                               (2)         (3)
                                               ----------- -----------
End of period                                         312         337
                                               =========== ===========

NUMBER OF FRANCHISED UNITS:
Beginning of period                                   213         195
Refranchised openings                                   1           7
Closings                                                -          (1)
                                               ----------- -----------
End of period                                         214         201
                                               =========== ===========


                    Friendly Ice Cream Corporation
                    ------------------------------
                 Consolidated Statements of Operations
                 -------------------------------------
                     Percentage of Total Revenues
                     ----------------------------
                              (unaudited)

                                                    Quarter Ended
                                               -----------------------
                                               Apr 2, 2006 Apr 3, 2005
                                               ----------- -----------


Restaurant Revenues                                 75.8 %      76.5 %
Foodservice Revenues                                21.4 %      20.8 %
Franchise Revenues                                   2.8 %       2.7 %
                                               ----------- -----------

TOTAL REVENUES                                     100.0 %     100.0 %

COSTS AND EXPENSES:
   Cost of sales                                    38.5 %      38.5 %
   Labor and benefits                               28.6 %      28.8 %
   Operating expenses                               19.1 %      19.2 %
   General and administrative expenses               8.8 %       7.8 %
   Write-downs of property and equipment             0.2 %          -
   Depreciation and amortization                     4.6 %       5.1 %
Gain on franchise sales of restaurant
 operations and properties                          (0.7)%      (1.1)%
Loss on disposals of other property and
 equipment, net                                      0.1 %       0.1 %
                                               ----------- -----------

OPERATING INCOME                                     0.8 %       1.6 %

Interest expense, net                                4.3 %       4.4 %
                                               ----------- -----------

LOSS FROM CONTINUING OPERATIONS BEFORE
 BENEFIT FROM INCOME TAXES                          (3.5)%      (2.8)%

Benefit from income taxes                               -        0.6 %
                                               ----------- -----------

LOSS FROM CONTINUING OPERATIONS                     (3.5)%      (2.2)%

Income (loss) from discontinued operations,
 net                                                 2.1 %      (0.3)%
                                               ----------- -----------

NET LOSS                                            (1.4)%      (2.5)%
                                               =========== ===========



                    Friendly Ice Cream Corporation
                    ------------------------------
                Condensed Consolidated Balance Sheets
                -------------------------------------
                            (In thousands)


                                                April 2,   January 1,
                                                  2006        2006
                                              ----------- -----------
                                              (unaudited)


                                Assets
                                ------

 Current Assets:
   Cash and cash equivalents                     $19,771     $14,597
   Other current assets                           35,983      35,753
                                              ----------- -----------
 Total Current Assets                             55,754      50,350

 Property and Equipment, net                     137,631     142,819

 Intangibles and Other Assets, net                24,246      25,073
                                              ----------- -----------

                                                $217,631    $218,242
                                              =========== ===========


                Liabilities and Stockholders' Deficit
                -------------------------------------

 Current Liabilities:
   Current maturities of debt, capital
     lease and finance obligations                $2,882      $2,845
   Other current liabilities                      65,266      63,444
                                              ----------- -----------
 Total Current Liabilities                        68,148      66,289

 Capital Lease and Finance Obligations             5,810       6,173

 Long-Term Debt                                  224,491     224,894

 Other Long-Term Liabilities                      62,742      62,724

 Stockholders' Deficit                          (143,560)   (141,838)
                                              ----------- -----------

                                                $217,631    $218,242
                                              =========== ===========

                    Friendly Ice Cream Corporation
                Selected Segment Reporting Information
                            (in thousands)

                                                      For the Three
                                                       Months Ended
                                                   -------------------
                                                   April 2,  April 3,
                                                     2006      2005
                                                   --------- ---------
Revenues before elimination of intersegment revenues:
Restaurant                                          $95,276   $93,107
Foodservice                                          54,958    54,163
Franchise                                             3,545     3,250
                                                   --------- ---------
Total                                              $153,779  $150,520
                                                   ========= =========

Intersegment revenues:
Foodservice                                        $(28,064) $(28,857)
                                                   ========= =========

Revenues:
Restaurant                                          $95,276   $93,107
Foodservice                                          26,894    25,306
Franchise                                             3,545     3,250
                                                   --------- ---------
Total                                              $125,715  $121,663
                                                   ========= =========

Adjusted EBITDA (1):
Restaurant (2)                                       $6,834    $7,276
Foodservice (2)                                       2,547     2,148
Franchise (2)                                         2,418     2,266
Corporate (2)                                        (5,578)   (4,844)
Gain on property and equipment, net                     758     1,234
Less pension cost (benefit) included in reporting
 segments                                               470       (56)
                                                   --------- ---------
Total                                                $7,449    $8,024
                                                   ========= =========

Interest expense, net                                $5,420    $5,286
                                                   ========= =========

Depreciation and amortization:
Restaurant                                           $4,143    $4,470
Foodservice                                             736       823
Franchise                                                68        40
Corporate                                               833       818
                                                   --------- ---------
Total                                                $5,780    $6,151
                                                   ========= =========

Other non-cash expenses (income):
Net periodic pension cost                              $470      $(56)
Write-downs of property and equipment                   215         -
                                                   --------- ---------
Net periodic pension cost                              $685      $(56)
                                                   ========= =========

Income (loss) from continuing operations before
 benefit from income taxes:
Restaurant                                           $2,691    $2,806
Foodservice                                           1,811     1,325
Franchise                                             2,350     2,226
Corporate                                           (11,831)  (10,948)
Gain on property and equipment, net                     543     1,234
                                                   --------- ---------
Total                                               $(4,436)  $(3,357)
                                                   ========= =========


(1) Adjusted EBITDA represents net income (loss) before (i)
    (provision for) benefit from for income taxes, (ii) interest expense, net, (iii) depreciation and amortization, (iv) write-downs of property and equipment, (v) net periodic pension cost (benefit) and (vi) other non-cash items. The Company has included information concerning adjusted EBITDA in this schedule because the Company's incentive plan pays bonuses based on achieving adjusted EBITDA targets and the Company's management believes that such information is used by certain investors as one measure of a company's historical ability to service debt. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, earnings (loss) from operations or other traditional indications of a company's operating performance.

(2) Amounts are prior to gain on property and equipment, net.


     CONTACT: Friendly Ice Cream Corporation
              Investment Contact:
              Deborah Burns, 413-731-4124
              or
              Media Contact:
              Maura Tobias, 413-731-4238